                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                         (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                                  DYNEGY INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                     94-3248415
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


           1000 LOUISIANA, SUITE 5800
                 HOUSTON, TEXAS                           77002
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 26th day of July, 1999.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     July 26, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Dynegy Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           THE FIRST NATIONAL BANK OF CHICAGO

                           By  /s/ John R. Prendiville
                               John R. Prendiville
                               Vice President

                                EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460   Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                               DOLLAR AMOUNTS IN THOUSANDS
                                                               ---------------------------
                                                               C400   RCFD  BIL MIL THOU
                                                               ----   ----  ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):                           RCFD
a.  Noninterest-bearing balances and currency                    ----
    and coin(1)...............................................   0081      3,809,517    1.a
b.  Interest-bearing balances(2)..............................   0071      4,072,166    1.b
2.  Securities:
a.  Held-to-maturity securities(from Schedule RC-B, column A).   1754              0    2.a
b.  Available-for-sale securities (from Schedule RC-B,
    column D).................................................   1773     12,885,728    2.b
3.  Federal funds sold and securities purchased
    under agreements to resell................................   1350      4,684,756    3.
4.  Loans and lease financing receivables:
a.  Loans and leases, net of unearned income (from Schedule
    RC-C).....................................................   2122     34,304,806    4.a
b.  LESS: Allowance for loan and lease losses.................   3123        411,476    4.b
c.  LESS: Allocated transfer risk reserve.....................   3128          3,884    4.c
d.  Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c)......................   2125     33,889,446    4.d
5.  Trading assets (from Schedule RD-D).......................   3545      5,100,499    5.
6.  Premises and fixed assets (including capitalized leases)     2145        754,052    6.
7.  Other real estate owned (from Schedule RC-M)..............   2150          5,244    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................   2130        201,068    8.
9.  Customers' liability to this bank on acceptances
    outstanding...............................................   2155        265,041    9.
10. Intangible assets (from Schedule RC-M)....................   2143        285,709   10.
11. Other assets (from Schedule RC-F).........................   2160      2,987,184   11.
12. Total assets (sum of items 1 through 11)..................   2170     68,940,410   12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:  The First National Bank of Chicago    Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460    Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN
                                                                                   THOUSANDS
                                                                          -------------------------------
LIABILITIES
                                                                 RCON
                                                                 -----
13.  Deposits:
  a. In domestic offices (sum of totals of columns A and C
     from Schedule RC-E, part (1).............................    2200               22,163,664    13.a
     (1) Noninterest-bearing (1)..............................    6631                9,740,100    13.a1
     (2) Interest-bearing.....................................    6636               12,423,564    13.a2

                                                                  RCFN
                                                                  -----
  b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II).......................    2200               19,273,426    13.b
     (1) Noninterest bearing..................................    6631                  334,741    13.b1
     (2) Interest-bearing.....................................    6636               18,938,685    13.b2
14.  Federal funds purchased and securities sold under
     agreements to repurchase:                                    RCFD 2800           4,405,792    14
15.  a. Demand notes issued to the U.S. Treasury .............    RCON 2840             173,505    15.a
     b. Trading Liabilities (from Sechedule RC-D).............    RCFD 3548           4,824,567    15.b

                                                                  RCFD
                                                                  ----
16.  Other borrowed money:
     a. With original maturity of one year or less............    2332                7,453,761    16.a
     b. With original  maturity of more than one year.........    A547                  330,300    16.b
     c.  With original maturity of more than three years......    A548                  357,737    16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding..    2920                  265,041    18.
19.  Subordinated notes and debentures........................    3200                2,600,000    19.
20.  Other liabilities (from Schedule RC-G)...................    2930                1,878,367    20.
21.  Total liabilities (sum of items 13 through 20)...........    2948               63,726,160    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............    3838                        0    23.
24.  Common stock.............................................    3230                  200,858    24.
25.  Surplus (exclude all surplus related to preferred stock).    3839                3,239,836    25.
26.  a. Undivided profits and capital reserves................    3632                1,813,367    26.a
     b. Net unrealized holding gains (losses) on
        available-for-sale securities.........................    8434                  (37,357)   26.b
     c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES....    4336                       0     26.c
27.  Cumulative foreign currency translation adjustments......    3284                   (2,454)   27.
28.  Total equity capital (sum of items 23 through 27)........    3210                5,214,250    28.
29.  Total liabilities, limited-life preferred stock,
     and equity   capital (sum of items 21, 22, and 28).......    3300               68,940,410    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the bank by independent             Number
   external auditors as of any date during 1996 ...................................RCFD 6724   N/A           M.1.

1 = Independent audit of the bank conducted in accordance with           4 = Directors' examination of the bank performed by other
    generally accepted auditing standards by a certified                     external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank                authority)
2 = Independent audit of the bank's parent holding company               5 = Review of the bank's financial statements
    conducted in accordance with generally accepted auditing                 by external auditors
    standards by a certified public accounting firm which                6 = Compilation of the bank's financial
    submits a report on the consolidated holding company                     statements by external auditors
    (but not on the bank separately)                                     7 = Other audit procedures (excluding tax
3 = Directors' examination of the bank conducted in                          preparation work)
    accordance with generally accepted auditing standards                8 = No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.